Exhibit 15.1
May 10, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 10, 2006 on our review of interim financial information of Colonial Realty Limited Partnership for the three month periods ended March 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in its Registration Statement on Form S-3 (File No. 333-126086).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

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